PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is made and entered into as of December 5, 2006, by and among Simona Hirsch and Dr. Jacob Hiller (Mrs. Hirsch and Dr. Jacob, together are referred herein as the “Sellers”) and Marcus Segal ( the “Buyer”).

WHEREAS, the Sellers own in the aggregate seven million six hundred thousand (7,600,000) shares (the “Shares”) of common stock of Terrapin Enterprises, Inc., a Nevada corporation (the “Company”) representing 73.8% of the issued and outstanding share capital of the Company; there being a total of ten million two hundred ninety thousand (10,290,000) shares issued and outstanding.

WHEREAS, The Sellers wish to sell to the Buyer, and the Buyer wishes to purchase from the Sellers, the Shares for such consideration and on such terms as set out below;

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Purchase and Sale; Purchase Price; Closing.

(a) Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (hereafter defined), the Sellers shall sell, transfer and assign to the Buyer, and the Buyer shall purchase from the Sellers, the Shares and any and all rights in the Shares to which the Sellers are entitled, and by doing so the Sellers shall be deemed to have assigned all of the Sellers’ right, title and interest in and to the Shares to the Buyer. Such sale of the Shares shall be evidenced by stock certificates, duly endorsed in blank or accompanied by stock powers duly executed in blank, or other instruments of transfer in form and substance reasonably satisfactory to the Buyer.

(b)  Purchase Price. The aggregate purchase price for the purchase of the Shares shall be fifty thousand ($50,000) dollars (the “Purchase Price”), payable by wire transfer of immediately available funds.

(c)  Closing.

(1)  The Closing of the transactions contemplated under this Agreement (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement. The closing will take place in the City of New York or at such other place mutually agreed upon.

(2)  At the Closing:

(a) The Buyer shall pay to the Sellers the Purchase Price by wire transfer of immediately available funds pursuant to wire instructions previously delivered; and

(b) The Sellers shall deliver or cause to be delivered to the Buyer (i) the stock certificates evidencing the Shares owned by them duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer; (ii) a list from the transfer agent of the Company; (iii) the resignations of Simona Hirsch and Jacob Hiller from their positions as officers and employees of the Company, effective at the Closing; (iv) the resignations of Simona Hirsch, as a director of the Company, effective ten days after the Company files with the SEC a Schedule 14f-1; and (v) any other documents requested by the Buyer to consummate the transactions contemplated by this Agreement. The Buyer acknowledges that subsequent to the Closing, it is his responsibility to file a Form 3 pursuant to requirements of Section 16(a) of the Exchange Act; and a Schedule 13 D in accordance with the requirements of Section 240.13d-1of the Exchange Act.

2.    Representations of Sellers.

Each Seller, jointly and severally, and the Company hereby represents and warrants to the Buyer the following:

(a)  Authority. The Sellers have the absolute and unrestricted right, power, legal capacity and authority to enter into and perform their obligations under this Agreement, to carry out their obligations hereunder and to consummate the transactions contemplated hereby. Assuming the due authorization, execution and delivery by the Buyer, this Agreement, when executed and delivered by the Buyer, will be a valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Sellers are parties or by which they are bound, or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Company or either Sellers or his or her respective assets or properties.

(b) Capitalization. The Company’s authorized capital stock consists of 100,000,000 shares of common stock, of which 10,290,000 shares are issued and outstanding. The Sellers are the sole record and beneficial owners of the Shares and has good and marketable title to the Shares, free and clear of any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, “Encumbrances”), other than Encumbrance created by applicable federal and state securities laws. Upon the execution and delivery of this Agreement and payment of the purchase price, the Buyer shall be the lawful record and beneficial owner of the Shares, free and clear of all Encumbrances, other than any Encumbrances expressly created by applicable federal and state securities laws.  There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares.

(c)  Valid Issuance. All of the Shares of the Company being sold by the Sellers and bought by the Buyer are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, options, warrants, puts, calls, agreements or other rights of any type or other securities, including without limitation, any agreements or securities (1) requiring the issuance, sale, transfer, repurchase, redemption or other acquisition of any shares of capital stock of the Company, (2) restricting the transfer of any shares of capital stock of the Company, or (3) relating to the voting of any shares of capital stock of the Company. There are no issued or outstanding indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), upon the happening of a certain event or otherwise, on any matters on which the equity holders of the Company may vote.

(d)  SEC Documents. All reports and other documents filed by the Company with the SEC (the “SEC Documents”) complied, as of their respective dates, in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a fact or omitted to state a fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has not received any letters, notices or any notifications from the SEC, NASD or NASAQ with respect to the Company or any of its officers or directors, with exception of the Delinquency Notification issued by the NASD on April 21, 2006, the delinquency being remedied with the filing of the Form 10-KSB and the subsequent removal of the ‘E’ from the Company’s ticker symbol.

(e)  No Undisclosed Liabilities. The Company has no liabilities or obligations that are not disclosed in the SEC Documents, and as of the Closing shall have no debts, liabilities or obligations, direct or indirect, contingent or otherwise, including without limitation, any tax obligations.

(f) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

(g) Litigation and Other Proceedings. There are no lawsuits or proceedings pending or threatened, against the Company or its officers or directors, nor has the Company or the Sellers received any written or oral notice of any such action, suit, proceeding or investigation.

(h)  Full Disclosure. No representation or warranty or other statement made by the Company of the Sellers in this Agreement or otherwise in connection with the transactions contemplated herein contains any untrue statement or omits to state a fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

3.  Buyer’s Representations.

The Buyer hereby represents and warrants to each Seller the following:

(a) Authority. The Buyer has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform his respective obligations under this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer. No filing with, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is necessary or required to be made or obtained to enable the Buyer to enter into, and to perform his respective obligations under, this Agreement. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Buyer is a party or by which he is bound, or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Buyer or his assets or properties.

(b) Investment Purpose. The Buyer is acquiring the Shares for his own account, for investment purposes only and not with a view to the resale or distribution of any part thereof. The Buyer understands that the Shares are restricted securities and can not be offered for sale, sold, transferred or otherwise disposed of without an effective registration statement pursuant to the Securities Act of 1933, as amended, or an applicable exemption therefrom.

(c) Accredited Investor. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and has been provided with all materials and information requested by the Buyer, including any information requested to verify any information furnished, and the Buyer has been provided the opportunity for direct communication between the Sellers and their representatives and the Buyer regarding the purchase contemplated by this Agreement, including the opportunity to ask questions and receive answers from the Sellers or the Company.

(d) Exemption from Registration. The Buyer understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws.

4.  Indemnification. Each Seller shall indemnify and hold harmless the Buyer and his respective employees, trustees, agents, beneficiaries, affiliates, representatives and their successors and assigns from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) resulting directly or indirectly from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of the Sellers.

5.  Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of laws.

(b) If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein.

(d) This Agreement may not be amended or modified except by the express written consent of the parties hereto. Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

(e) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees and heirs and legal representatives.

(f) The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

(g) Each of the Sellers and the Buyer agrees that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement. Each of the parties acknowledges that David Lubin & Associates, PLLC has acted and continues to act as legal counsel to the Company. Each party represents that it has received advice from counsel of its own choosing regarding the transactions contemplated herein. Notwithstanding the foregoing, each of the parties’ waives any objections or rights it has or may have which would impair, hinder or eliminate such law firm’s right or ability to represent or counsel the Company or its affiliates after the date hereof.

(h) The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(i) This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Omitted; Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer or representative as of the date first above written.

SELLERS:

/s/ Simona Hirsch
Simona Hirsch 17 Carlton Road Monsey, New York 10952 Number of Shares: 7,200,000

/s/ Jacob Hiller
Dr. Jacob Hiller 17 Carlton Road Monsey, New York 10952 Number of Shares: 400,000

BUYER:

/s/ Marcus Segal
Marcus Segal Address: 2643 20th Street San Francisco, CA 94110